EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY RECEIVES NOTICE FROM
NASDAQ DUE TO LATE FILING OF FORM 10-Q

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – August 21, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it received a Staff Determination letter from The Nasdaq Stock Market on August 17, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14).  As anticipated, the letter was issued in accordance with Nasdaq procedures due to the Company’s inability to file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2006 by the prescribed due date.  On August 15, 2006, the Company filed a Form 12b-25 with the Securities and Exchange Commission stating that the Company does not anticipate filing its Form 10-Q for the second quarter of fiscal 2006 on or before the fifth calendar day following the prescribed due date.

          As a result of its filing delinquency, the Company’s securities are subject to delisting from The Nasdaq Global Select Market at the opening of business on August 28, 2006 unless the Company appeals the Staff Determination.  The Company intends to appeal the Staff Determination and request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market.  However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

About The Cheesecake Factory Incorporated

          The Cheesecake Factory Incorporated operates 107 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

The Cheesecake Factory Incorporated 26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “expects,” “will,” and similar words and their variations.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  The Company’s Audit Committee has initiated a review of the Company’s historical stock option granting practices. In light of the Audit Committee’s review, the Company is re-evaluating the Report on Internal Control over Financial Reporting included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2006 and managements’ evaluations of the effectiveness of disclosure controls and procedures included in the Annual Report and the Form 10-Q for the quarter ended April 4, 2006.  The Company will not reach a final conclusion of the impact of the Audit Committee’s review on the report and evaluations until completion of the review. In addition, certain of the Company’s directors and certain of its current and former officers are defendants in five shareholder derivative lawsuits relating to the Company’s stock option grants.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.  The Securities and Exchange Commission has informed the Company that it is conducting an informal inquiry into the Company’s stock option grants.  The outcome of this inquiry could have a material, adverse affect on the Company’s business, financial condition or results of operation.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

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The Cheesecake Factory Incorporated 26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100